As filed with the Securities and Exchange Commission on November 28, 2016

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	74-3231613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

216 16th Street, Suite 1350 Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Lilis Energy, Inc. 2016 Omnibus Incentive Plan

(Full title of the Plan)

Abraham Mirman

Chief Executive Officer

216 16th Street, Suite 1350

Denver, Colorado 80202

(210) 999-5400

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael A. Hedge

Nicholas M. Look

K&L Gates LLP

1 Park Plaza, Twelfth Floor

Irvine, CA 92618

(949) 253-0900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share	5,000,000 shares(1)	$ 2.99(2)	$14,950,000	$1,732.71

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may become issuable under the Lilis Energy, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”) by reason of any stock split, stock dividend, recapitalization or other similar transaction. All common stock figures that appear in this Registration Statement have been adjusted to reflect a 1-for-10 reverse stock split of Lilis Energy, Inc.’s outstanding common stock effected on June 23, 2016.
(2)	Computed pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), and estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price per share is the average of the high and low prices per share of Lilis Energy, Inc.’s common stock as reported on the OTC Markets on November 21, 2016.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E ON FORM S-8

This Registration Statement is filed by Lilis Energy, Inc. (the “Company”) for the purpose of registering additional securities of the same class and relating to the same employee benefit plan as securities for which the Company has an effective Registration Statement on Form S-8. The Company had previously registered 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Lilis Energy, Inc. 2016 Omnibus Incentive Plan (the “Plan”) on Form S-8 (Registration No. 333-212285) filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2016 (the “Initial S-8”).

An amendment to increase the number of shares available to be awarded under the Plan from 5,000,000 shares to 10,000,000 shares was described in the Company’s definitive proxy statement, filed with the Commission on September 30, 2016 and was approved by the Company’s shareholders on November 3, 2016. The number of shares available for issuance under the Plan was increased by 5,000,000 shares on November 3, 2016.

Pursuant to General Instruction E to Form S-8, the contents of the Initial S-8 are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Initial S-8 are presented herein.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Lilis Energy, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on April 14, 2016 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35330) filed with the Commission on October 28, 2011, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

See Exhibit Index immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 28th day of November, 2016.

LILIS ENERGY, INC.

By:	/s/ Abraham Mirman
Abraham Mirman Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Abraham Mirman and Kevin K. Nanke, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abraham Mirman	Chief Executive Officer and Director	November 28, 2016
Abraham Mirman	(Principal Executive Officer)

/s/ Kevin K. Nanke	Chief Financial Officer	November 28, 2016
Kevin K. Nanke	(Principal Financial Officer and Principal Accounting Officer)

	President and Director	November 28, 2016
Michael Pawelek

/s/ Ronald D. Ormand	Chairman of the Board	November 28, 2016
Ronald D. Ormand

/s/ Nuno Brandolini	Director	November 28, 2016
Nuno Brandolini

/s/ General Merrill McPeak	Director	November 28, 2016
General Merrill McPeak

/s/ R. Glenn Dawson	Director	November 28, 2016
R. Glenn Dawson

/s/ Peter Benz	Director	November 28, 2016
Peter Benz

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Lilis Energy, Inc. 2016 Omnibus Incentive Plan and forms of agreement thereunder (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on June 28, 2016)

4.2	First Amendment to Lilis Energy, Inc. 2016 Omnibus Incentive Plan

5.1	Opinion of Fennemore Craig, P.C.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

 * Previously filed.